EXHIBIT 23.2




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Experts" and to the use of our reports dated February 20, 2004 with respect to ATEL Capital Equipment Fund X, LLC, and dated October 20, 2003 with respect to ATEL Financial Services LLC and subsidiary in the Post-effective Amendment No. 3 to the Registration Statement (Form S-1 No. 333-100452) and the Prospectus and related Supplement dated March 12, 2003 of ATEL Capital Equipment Fund X, LLC for the registration of 15,000,000 limited liability company units.



April 5, 2004
San Francisco, California                            /s/ ERNST & YOUNG LLP